Exhibit 99.1 - Press Release of Axeda Systems Inc. dated September 14, 2005

Axeda Systems and Questra Corporation Announce Settlement of Their Patent
Disputes

Mansfield, MA and Redwood City, California - September 14, 2005 - Axeda Systems, a provider of Device Relationship Management (DRM) software and services, and Questra Corporation, a provider of Intelligent Device Management (IDM) solutions, today announced that they have resolved their outstanding patent disputes and entered into a settlement. Under the terms of the settlement, Axeda Systems has agreed to dismiss the patent suit it filed in Massachusetts, and Questra has agreed to dismiss the patent suit it filed in California. Terms of the settlement were not disclosed.

About Axeda Systems
Axeda Systems Inc. is the world's leading provider of Device Relationship Management (DRM) software and services. The Company's flagship product, the Axeda(R) DRM system helps manufacturing and service organizations increase revenue while lowering costs, by proactively monitoring and managing devices deployed at customer sites around the world. Axeda DRM is a highly scalable, field-proven, and comprehensive remote management solution that leverages its patented Firewall-Friendly(TM) technology to enable Machine-to-Machine (M2M) communication by utilizing the public Internet. Axeda customers include Global 2000 companies in many markets including Medical Instrument, Enterprise Technology, Office and Print Production Systems, and Industrial and Building Automation industries. Axeda has sales and service offices in the U.S. and Europe, and distribution partners worldwide. More information about Axeda is available at www.axeda.com.

About Questra Corporation
Questra is a software company leading the development and marketing of Intelligent Device Management (IDM) solutions. Equipment manufacturers use the Questra Solution, which proactively monitors and manages remote intelligent devices, to provide superior yet cost-effective support to their customers. General Electric, Heidelberg, Kodak, Scientific Applications International Corporation (SAIC), Samsung, and Waters, among other Fortune 1000 companies, have chosen Questra software as part of their corporate strategies to advance from reactive to proactive equipment service and support. For more information, visit www.questra.com.

(C)2005 Axeda Systems. All rights reserved. Axeda, Axeda Systems, Axeda DRM, Axeda Device Relationship Management System, Axeda Agents, Axeda Applications, Axeda Policy Manager, Axeda Enterprise, Axeda Access, Axeda Software Management, Axeda Service, Axeda Usage, Automatic eCommerce, Firewall-Friendly, and Access. Insight. In Real Time. are trademarks of Axeda Systems. All other trademarks are either property of Axeda Systems or property of their respective owners.

(C)2005 by Questra Corporation. All rights reserved. Questra, the Questra logo, and Questra Smart Service Solution are trademarks of Questra Corporation in the United States and worldwide.

Certain Forward Looking Statements
This press release may contain certain forward-looking statements that relate to Axeda's future performance. These forward-looking statements include, but are not limited to, those regarding Axeda's products and markets, and may include implied statements concerning market acceptance of Axeda's products and its growing leadership role in the DRM market. Such statements are subject to a number of risks and uncertainties that may cause the actual events or future results to differ from those discussed herein. Such factors include, among others: the difficulty of protecting and enforcing proprietary rights including but not limited to patent rights; the potential that Axeda may not be successful in enforcing its intellectual property rights; Axeda's ability to manage technological change and respond to evolving industry standards, including the potential that new technology not protected by Axeda's patents could be developed and patented by others; Axeda's customers' ability to implement or integrate Axeda's DRM solutions successfully and in a timely fashion or achieve benefits attributable to Axeda's DRM solutions; uncertainties in the market for DRM products and the potential for growth in the DRM market; the long sales cycle for DRM products; limited distribution channels; present and future competition; and Axeda's ability to service the principal and interest payments under its outstanding secured convertible term note either through stock conversions or cash payments when due and the risk that the lender could foreclose on its security interest in substantially all of Axeda's assets if Axeda defaults on its payments under the notes. Investors are advised to read Axeda's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results" and "Risk Factors" for a more complete discussion of these and other risks and uncertainties. Axeda assumes no obligation to update the forward-looking information contained in this press release.

Contact for Axeda:
Erin Nolan Smith
Axeda Systems Inc.
+1 (508) 851-1251
enolan@axeda.com

Contact for Questra:
Yvette Ma
Questra Corporation
+1 (650) 632-4011
yma@questra.com